EXHIBIT 99.2
INDEX OF FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	2
Consolidated Statement of Assets Acquired and Liabilities Assumed at May 14, 2010	3
Notes to the Consolidated Statement of Assets Acquired and Liabilities Assumed	4 - 9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Shareholders of FirstMerit Corporation
We have audited the accompanying consolidated statement of assets acquired and liabilities assumed by FirstMerit Bank, N.A. (a wholly owned subsidiary of FirstMerit Corporation) pursuant to the Purchase and Assumption Agreement dated May 14, 2010 (the “Agreement”). This consolidated statement of assets acquired and liabilities assumed is the responsibility of FirstMerit Bank, N.A.’s management. Our responsibility is to express an opinion on this consolidated statement of assets acquired and liabilities assumed based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated statement of assets acquired and liabilities assumed is free of material misstatement. We were not engaged to perform an audit of FirstMerit Bank, N.A.’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of FirstMerit Bank, N.A.’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated statement of assets acquired and liabilities assumed, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated statement of assets acquired and liabilities assumed referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed by FirstMerit Bank, N.A. (a wholly owned subsidiary of FirstMerit Corporation) pursuant to the Agreement, in conformity with U.S. generally accepted accounting principles.
/s/ Ernst & Young LLP
Akron, Ohio
July 27, 2010

CONSOLIDATED STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
by FirstMerit Bank, N.A.
(a wholly owned subsidiary of FirstMerit Corporation)
(Dollars in millions)

May 14, 2010
Cash and due from banks	$21.8
Interest-bearing deposits in banks and the Federal Reserve account	257.6
Investment securities	537.7
Other securities	27.6
Covered loans	1,830.0
FDIC indemnification asset	230.0
Covered other real estate	26.2
Core deposit intangible asset	7.4
Other assets	8.2

Total assets acquired	$2,946.5

Deposits:
Demand-non-interest bearing	$349.5
Demand-interest bearing	152.9
Savings and money market accounts	246.3
Certificates and other time deposits	1,509.0

Total deposits	2,257.7

Due to FDIC	227.5
Advances from the Federal Home Loan Bank	377.7
Securities sold under repurchase agreements	343.7
Accrued expenses and other liabilities	17.6

Total liabilities assumed	$3,224.2

Net liabilities assumed	$(277.7)

The accompanying notes are an integral part of this consolidated financial statement.

NOTES TO THE CONSOLIDATED STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
by FirstMerit Bank, N.A.
(a wholly owned subsidiary of FirstMerit Corporation)
May 14, 2010
Note 1 — FDIC-Assisted Acquisition of Certain Assets and Liabilities of Midwest Bank and Trust Company
     On May 14, 2010, FirstMerit Bank, N.A. (the “Bank”), a wholly owned subsidiary of FirstMerit Corporation (the “Corporation”), assumed substantially all of the deposits and certain identified liabilities and acquired substantially all of the loans and certain other assets of Midwest Bank and Trust Company (“Midwest Bank”), an Illinois state-chartered bank headquartered in Elmwood Park, Illinois and a wholly owned subsidiary of Midwest Banc Holdings, Inc., from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Midwest Bank, pursuant to the terms of a purchase and assumption agreement (the “Agreement”).
     The Bank acquired approximately $2.9 billion in assets, including approximately $1.8 billion of loans, $565.3 million of marketable securities and $279.4 million of cash and cash equivalents. The loans acquired by the Bank principally consist of one- to four-family and multifamily residential mortgage and construction loans, land development and other mortgage loans, commercial and industrial loans and consumer loans. The Bank also assumed approximately $3.2 billion of liabilities, including approximately $2.3 billion in customer deposits.
     All of Midwest Bank’s 23 branches and three additional banking offices located in Illinois have reopened as operations of the Bank. The physical branch locations and leases were not immediately acquired by the Bank in the acquisition. The Bank has an option, exercisable for 90 days following the closing of the acquisition, to acquire, at fair market value, any bank premises that were owned by, and to assume any leases relating to bank premises held by, Midwest Bank (including ATM locations). The Bank is currently reviewing the bank premises and related leases of Midwest Bank and currently expects to acquire substantially all of the Midwest Bank facilities and leases. In addition, the Bank has an option, exercisable for 30 days following the closing of the acquisition, to elect to assume or reject any contracts that provided for the rendering of services by or to Midwest Bank. The Bank has exercised its option and accepted or repudiated the contracts exercisable under the 30 day option.
     The assets acquired and liabilities assumed in the transaction are presented at estimated fair value on the date of the acquisition. The fair values of the assets acquired and liabilities assumed were determined as described in Note 3 below. These fair value estimates are considered preliminary, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. The Bank and the FDIC are engaged in on-going discussions that may impact which assets and liabilities are ultimately acquired or assumed by the Bank and/or the purchase prices. In addition, the tax treatment of FDIC assisted acquisitions is complex and subject to interpretations that may result in future adjustments of deferred taxes as of the acquisition date.
Note 2 — Loss Sharing Agreement and FDIC Indemnification Asset
     As part of the Agreement, the Bank and the FDIC also entered into certain loss sharing agreements. Pursuant to the terms of these loss sharing agreements, the FDIC’s obligation to reimburse the Bank for losses with respect to certain loans begins with the first dollar of loss incurred.

The amounts covered by the loss sharing agreements are the pre-acquisition book values of the underlying assets, the contractual balance of unfunded commitments that were acquired, and certain future net direct costs. The FDIC will reimburse the Bank for 80% of losses. The Bank will reimburse the FDIC for its share of recoveries with respect to losses for which the FDIC paid the Bank a reimbursement under the loss sharing agreement. Certain other assets of Midwest Bank were acquired by the Bank that are not covered by loss sharing agreements with the FDIC. These assets include investment securities purchased at fair market value and other tangible assets.
     The following table summarizes the assets covered by the FDIC loss sharing agreements and the estimated fair values:

	May 14, 2010
	(dollars in millions)
	FDIC
	Covered	Estimated
	Amount	Fair Value
Covered Assets:
Loans	$2,152.6	$1,830.0
Other Real Estate	27.3	26.2

	$2,179.9	$1,856.2

     The loss sharing agreements applicable to single family residential mortgage loans provides for FDIC loss sharing and Bank reimbursement to the FDIC, in each case as described above, for ten years. The loss sharing agreement applicable to commercial loans, covered investment securities and other assets provides for FDIC loss sharing for five years and Bank reimbursement of recoveries to the FDIC for eight years, in each case as described above.
     The loss sharing agreements are subject to certain servicing procedures as specified in agreements with the FDIC. The expected reimbursements under the loss sharing agreements were recorded as indemnification assets on the accompanying consolidated statement of assets acquired and liabilities assumed at their estimated fair value of $230.0 million on the acquisition date. The FDIC loss share indemnification assets reflect the present value of the expected net cash reimbursement related to the loss sharing agreements described above.
Note 3 — Basis of Presentation
     As part of the acquisition, the Bank acquired three subsidiaries of Midwest Bank: a broker-dealer; an investment company; and a real estate investment trust that is a subsidiary of the investment company. The consolidated statement of assets acquired and liabilities assumed include the accounts of these subsidiaries. All significant intercompany balances have been eliminated in consolidation.
     The real estate investment trust subsidiary is capitalized with common stock, all of which is held by the investment company, and preferred stock, 17% of which is owned by unaffiliated investors. The preferred shares are entitled to a cumulative annual preferred return of 12.5% and may be redeemed at any time by notice of such redemption on a date selected by the investment company for such redemption. The redemption price equals 100% of the liquidation value plus all accrued unpaid dividends to the redemption date and a redemption premium if the units are redeemed before the year 2012. The balance of the minority interest is $78.1 thousand at acquisition date.

     The Corporation has determined that the acquisition constitutes a business acquisition as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their estimated fair values as required. Fair values were determined based on the requirements of ASC Topic 820, Fair Value Measurements. In many cases the determination of these fair values required management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. The following is a description of the methods used to determine the fair values of significant assets and liabilities.
Cash and Due from Banks, Interest-bearing Deposits in Banks and the Federal Reserve
     The carrying amount of these assets is a reasonable estimate of fair value based on their short-term nature.
Investment Securities
     Investment securities were acquired at their fair values from the FDIC. The fair values provided by the FDIC were reviewed and considered reasonable based on the Corporation’s understanding of the marketplace.
Loans
     Fair values for loans were based on a discounted cash flow methodology that considered factors including the type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and a discount rate reflecting the Corporation’s assessment of risk inherent in the cash flow estimates. Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques.
Core Deposit Intangible
     This intangible asset represents the value of the relationships that Midwest Bank had with their deposit customers. The fair value of this intangible asset was estimated based on a discounted cash flow methodology that gave appropriate consideration to expected customer attrition rates, cost of the deposit base, reserve requirements and the net maintenance cost attributable to customer deposits.
Covered Other Real Estate
     Covered other real estate is presented at the estimated present value that management expects to receive when the property is sold, net of related costs to sell.
FDIC Indemnification Asset
     The loss sharing asset was measured separately from the related covered assets as it is not contractually embedded in the assets and is not transferable with the assets should the Bank choose to dispose of the assets. Fair value was estimated using projected cash flows related to the loss sharing agreement based on the expected reimbursements for losses and the applicable loss sharing percentage. These expected reimbursements do not include reimbursable amounts related to future covered expenditures. These cash flows were discounted to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC.

Deposits
     The fair values used for the demand and savings deposits that comprise the transaction accounts acquired, by definition equal the amount payable on demand at the reporting date. The fair values for time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered to the interest rates embedded on such time deposits.
FHLB Advances
     The FHLB advances were recorded at their estimated fair values derived using prepayment pricing supplied by the FHLB.
Securities Sold Under Repurchase Agreements
     The securities sold under repurchase agreements were recorded at their estimated fair values derived using prepayment pricing supplied by the contract counter parties.
FDIC True-Up Liability
     The Agreement allows the FDIC to recover a portion of the loss share funds previously paid out under the loss sharing agreements in the event losses fail to reach the expected loss estimate (“FDIC True-Up Liability”). The Bank is to pay to the FDIC, on March 15, 2020 (the “True-Up Measurement Date”), half of the amount, if positive, calculated as: (1) 20% of the intrinsic loss estimate of the FDIC (approximately $152 million); minus (2) the sum of (A) 25% of the asset premium paid in connection with the acquisition (approximately $20 million), plus (B) 25% of the Cumulative Shared-Loss Payments (as defined below) plus (C) the Cumulative Servicing Amount (as defined below). For the purposes of the above calculation, Cumulative Shared-Loss Payments means: (i) the aggregate of all of the payments made or payable to the Bank under the Shared-Loss Agreements; minus (ii) the aggregate of all of the payments made or payable to the FDIC under the Shared-Loss Agreements. Cumulative Servicing Amount means the Period Servicing Amounts (as defined in the loss sharing agreements) for every consecutive twelve-month period prior to and ending on the True-Up Measurement Date in respect of each of the Shared-Loss Agreements during which the loss sharing provisions of the applicable Shared-Loss Agreement is in effect.
     As of May 14, 2010, the FDIC True-Up Liability is estimated to be $8.5 million and is included in accrued expenses and other liabilities in the accompanying consolidated statement of assets acquired and liabilities assumed. The result of the calculation is based on the net present value of expected future cash payments to be made by the Bank to the FDIC at the conclusion of the loss share agreements. The discount rate used was based on current market rates. The expected cash flows were calculated in accordance with the loss share agreements and are based primarily on the expected losses on the covered assets.
Deferred Taxes
      As a result of the acquisition of Midwest Bank, the Bank recorded deferred tax assets of $80.5 million and deferred tax liabilities of $80.5 million resulting in a net zero deferred tax position. The deferred tax assets and liabilities related to the difference between the financial statement and tax basis of the acquired assets and assumed liabilities. Deferred taxes are reported based upon the principles in ASC Topic 740, Income Taxes, and are calculated based on the estimated federal and state income tax rates currently in effect for the Corporation.
Note 4 — Net Assets Acquired
     Under the terms of the Agreement, the FDIC agreed to transfer to the Bank (1) certain assets subject to loss-sharing agreements at book value, (2) certain assets that are not subject to the loss-sharing agreements at a contractually-specified purchase price, (3) certain assets at fair value and (4) certain liabilities at book value.

     Details related to the transfers at acquisition date, are as follows:

May 14, 2010
(dollars in millions)
Net assets assumed per purchase and assumption agreement	$138.0
Due to FDIC	(227.5)

Purchase accounting adjustments:
Loans	(322.6)
Investment securities	(1.0)
FDIC indemnification asset	230.0
Other real estate	(1.2)
Core deposit intangible	7.4
Deposits	(9.1)
Advances from FHLB	(37.7)
Securities sold under agreements to repurchase	(45.5)
FDIC true-up liability	(8.5)

Net liabilities assumed	$(277.7)

Note 5 — Investment and Other Securities
     The table below reflects the acquired investment securities at acquisition date:

May 14, 2010
Fair Value
(dollars in millions)
Debt Securities
U.S. Treasury	$280.0
Residential mortgage-backed securities U.S. government agencies	57.4
Residential collateralized mortgage-backed securities U.S. government agencies	199.0
Equity Securities
U.S. government sponsored entities preferred stock	1.3

Total Investment Securities	$537.7

Federal Home Loan Bank stock	17.0
Federal Reserve Bank stock	10.6
Total Other Securities	$27.6

     The table above excludes $530.4 million of the acquired investment securities portfolio was pledged as collateral to secure public funds, Federal Home Loan borrowings and securities sold under repurchase agreements at acquisition date.

     The estimated fair values of investment securities are shown below by contractual maturity. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

May 14, 2010
Fair Value
(dollars in millions)
Due within one year	$280.0
Due after one through five years	—
Due after five through ten years	12.8
Due after ten years	243.6
Investments with no stated maturity	28.9

Total	$565.3

Note 6 — Loans
     The composition of loans acquired at acquisition date is as follows:

May 14, 2010
Fair Value
(dollars in millions)
Covered Loans:
Single family residential real estate	$100.5
HELOCs	153.2
Commercial real estate	1,034.1
Real estate construction and land	177.3
Installment and consumer	4.7
Commercial and industrial	354.1
Accrued interest and other loans	6.1

Total	$1,830.0

     The following table presents purchased impaired and non-impaired loans accounted for under ASC Topic 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality, (“ASC Topic 310-30”) at acquisition date:

May 14, 2010
(dollars in millions)
Contractually-required principal and interest	$2,373.1
Non-accretable difference	(445.3)

Cash flows expected to be collected	1,927.8
Accretable yield	(242.2)

Fair value of loans accounted for under ASC 310-30	$1,685.6

     The table above excludes $138.3 million of loans with revolving privileges which were determined to be outside the scope of ASC Topic 310-30 and other consumer loans. $858.9 million of the acquired loans was pledged as collateral to secure the Federal Home Loan borrowings at the acquisition date.
Note 7 — Goodwill and Other Intangible Assets
     The accompanying consolidated statement of assets acquired and liabilities assumed reflects a core deposit intangible asset of $7.4 million at May 14, 2010. The core deposit intangible asset will be amortized utilizing an accelerated amortization method over an estimated economic life not to exceed 10 years. Estimated amortization expense for the remainder of 2010 and the five subsequent years thereafter is $1.3 million, $1.0 million, $0.9 million, $0.8 million, $0.7 million and $0.7 million, respectively. The Corporation will review the valuation of this intangible asset periodically to ensure that no impairment has occurred. If any impairment is subsequently determined, the Bank will record the impairment as an expense in its consolidated statement of operations.
     The goodwill of $277.7 million arising from the acquisition of certain assets and assumption of certain liabilities of Midwest Bank from the FDIC is the residual difference in the fair value of the net liabilities assumed and the payment to the FDIC for acquiring the net liabilities. The goodwill is deductible for income tax purposes.
Note 8 — Deposits
     Deposits assumed are composed of the following at acquisition date:

May 14, 2010
Fair Value
(dollars in millions)
Demand-non-interest bearing	$349.5
Demand-interest bearing	152.9
Savings and money market accounts	246.3
Certificates and other time deposits	1,509.0

Total	$2,257.7

     At acquisition date, the scheduled maturities of certificates of deposit and other time deposits of more than $100,000 were as follows:

May 14, 2010
Fair Value
(dollars in millions)
Less than three months	$321.5
Four to six months	182.8
Seven to twelve months	141.4
Greater than twelve months	93.9

Total	$739.6

Note 9 — FHLB Advances and Securities Sold Under Agreements to Repurchase
     As of the acquisition date, there were $377.7 million of outstanding borrowings from the FHLB and $343.7 million of securities sold under repurchase agreements recorded at estimated fair value. The FHLB borrowings were secured by a blanket lien on eligible loans plus cash. The advances were recorded at their estimated fair values which were derived using prepayment pricing supplied by the FHLB. The repurchase agreements were secured by investment securities. The fair values of the repurchase agreements were also derived using prepayment pricing supplied by the contract counter parties. As of the date of acquisition, the FHLB advances and securities sold under repurchase agreements assumed in the acquisition have maturity dates greater than five years. The weighted average rates of the FHLB advances and securities sold under repurchase agreements was 3.53% and 4.29% respectively as of the acquisition date.
Note 10 — Subsequent Events
     The Corporation has evaluated subsequent events through the time of filing this Current Report on Form 8-K/A on July 27, 2010. There were no reportable events.